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                                                                   Exhibit 14(a)
                                                                   -------------


Independent Auditors Consent


The Board of Trustees
Wells Fargo Funds Trust:

We consent to the use of our reports dated July 10, 2000 for the Wells Fargo Income and Wells Fargo Stable Income Funds and August 7, 2000 for the Wells Fargo National Tax-Free Fund, incorporated by reference, and the reference to our firm under the heading "EXHIBIT C-PRINCIPAL SERVICE PROVIDERS" in Part A of the combined proxy/registration statement being filed on From N-14.


/s/ KPMG LLP
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KPMG LLP

San Francisco, California
November 3, 2000

                                     E-28